UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019 (August 30, 2019)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-167824	20-8235905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1300 South Jones Blvd., Las Vegas, NV 89146

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-879-4440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2019, MJ Holdings, Inc. (the “Company”) entered into a definitive material agreement with Element NV, LLC, an Ohio limited liability company (“Element”) for Element to acquire forty-nine percent (49%) of the membership interests in Red Earth, LLC (“Red Earth), a Nevada limited liability company and wholly owned subsidiary of the Company for $441,000 and $4,559,000 of additional capital contributions for infrastructure and operating expenses. Red Earth is the holder of a State of Nevada Marijuana Cultivation Facility License and City of Las Vegas Recreational Cultivation Facility Business License. The membership interest purchase agreement (the “MIPA”) requires Element to make an additional $3,559,000 payment to be deposited into a segregated execution fund to be utilized for the improvement and build-out of the Company’s Western Avenue leasehold located in Las Vegas, NV. The payment is due within ten (10) days of the receipt by Red Earth of a special use permit (“SUP”) from the City of Las Vegas allowing us to grow marijuana at our Western Avenue facility. The Las Vegas City Council has set the matter for review and approval on October 8, 2019. Element, in conjunction with the Company, will jointly manage and operate the facility upon completion. The MIPA also requires Element to make a final payment to the Company in the amount of $1,000,000 between 90 days and 180 days of issuance of the SUP to be utilized for the on-going maintenance and use of the facility. Additionally, Element has a first refusal right to fund and build a 40,000 sq. ft. indoor cultivation facility at the Company’s Amargosa Valley farm or other mutually agreeable location, the terms of which are to be negotiated in good faith upon the exercise of any rights granted to Element in the MIPA.

Element is led by its African American founders and majority-owners, Herb Washington and Nkechi Iwomi. Mr. Washington and Ms. Iwomi formed Element to be a leader in shifting the present paradigm in license-limited, merit-based commercial cannabis markets where a truly minority-owned company can be long-term operators. Leveraging their individual successes in Ohio’s commercial cannabis industry, Mr. Washington and Ms. Iwomi bring their experienced team of engineers, and their own hard-earned capital, to develop the Red Earth indoor cultivation facility in its coveted Las Vegas location.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Membership Interest Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2019	MJ HOLDINGS, INC.

	By:	/s/ Paris Balaouras
Paris Balaouras
Chief Executive Officer

2